Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed combined consolidated statements of operations information for the three months ended March 31, 2012, and the year ended December 31, 2011, give effect to the merger as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined consolidated balance sheet information as of March 31, 2012, gives effect to the merger as if it had occurred on March 31, 2012.

We present the unaudited pro forma condensed combined consolidated financial statements for illustrative purposes only, and they are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in this document under the heading “Risk Factors” beginning on page 20. You should read the following selected unaudited pro forma condensed combined consolidated financial information in conjunction with the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and related notes included in this document beginning on page 143.

In millions, except per share data	Three Months Ended March 31, 2012	Year Ended December 31, 2011
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations Information:
Operating Revenues	$5,714	$23,404
Income From Continuing Operations	451	2,381
Net Income From Continuing Operations Attributable to Controlling Interests	445	2,366
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	0.63	3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	0.63	3.37

In millions	As of March 31, 2012
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Information:
Cash, Cash Equivalents and Short Term Investments	$1,874
Total Assets	105,882
Long-Term Debt (2)	35,555
Total Liabilities (3)	30,744
Total Shareholders’ Equity	39,391
Total Capitalization (4)	75,138
Total Liabilities and Capitalization	105,882

(1)	Assuming exchange ratio of 0.87083, following the 1-for-3 reverse stock split.
(2)	Includes long-term debt due within one year.
(3)	Excludes long-term debt and preferred stock.
(4)	Includes long-term debt due within one year, preferred stock and noncontrolling interests. Excludes notes payable and commercial paper.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA

The following tables present: (1) historical per share information for Duke Energy; (2) pro forma per share information of the combined company after giving effect to the merger; and (3) historical and equivalent pro forma per share information for Progress Energy.

We derived the combined company pro forma per share information primarily by combining information from the historical consolidated financial statements of Duke Energy and Progress Energy. You should read these tables together with the historical consolidated financial statements of Duke Energy and Progress Energy that are filed with the SEC. You should not rely on the pro forma per share information as being necessarily indicative of actual results had the merger occurred on January 1, 2011, for statement of operations purposes or March 31, 2012, for book value per share data.

$ per share	As of and for the Three Months Ended March 31, 2012
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Pro Forma Combined
Per share data assuming exchange ratio of 2.6125, unadjusted for 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$0.22	$0.21		$0.47	$0.55	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	0.22	0.21		0.47	0.55	(4)
Book value per share (1)	17.11	18.69		33.82	48.83	(4)
Cash dividends declared per share	0.25	0.25	(2)	0.62	0.65	(4)
Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	0.66	0.63		0.47	0.55	(5)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	0.66	0.63		0.47	0.55	(5)
Book value per share (1)	51.33	56.07		33.82	48.83	(5)
Cash dividends declared per share (3)	0.75	0.75	(2)	0.62	0.65	(5)

	For the Year Ended December 31, 2011
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Pro Forma Combined
Per share data assuming exchange ratio of 2.6125, unadjusted for 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.28	$1.12		$1.96	$2.93	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.28	1.12		1.96	2.93	(4)
Cash dividends declared per share	0.99	0.99	(2)	2.119	2.59	(4)
Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.84	3.37		1.96	2.93	(5)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.84	3.37		1.96	2.93	(5)
Cash dividends declared per share (3)	2.97	2.97	(2)	2.119	2.59	(5)

(1)	Historical book value per share is computed by dividing total equity by the number of shares of Duke Energy or Progress Energy stock outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma combined total equity by the pro forma combined number of shares of Duke Energy common stock that would have been outstanding as of March 31, 2012, had the merger been completed on that date.
(2)	The Duke Energy pro forma combined cash dividends declared per common share represent Duke Energy’s historical cash dividends declared per common share.
(3)	Assumes the Duke Energy board of directors adjusted the dividend level to maintain Duke Energy’s dividend policy following the reverse stock split that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger.
(4)	Derived by multiplying the combined company pro forma per share information by 2.6125, the merger exchange ratio before the adjustment for the reverse stock split.
(5)	Derived by multiplying the combined company pro forma per share information by 0.87083, the merger exchange ratio after adjustment for the reverse stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (which we refer to as the pro forma financial statements) have been primarily derived from the historical consolidated financial statements of Duke Energy and Progress Energy.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the three months ended March 31, 2012 and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of March 31, 2012, gives effect to the merger as if it were completed on March 31, 2012.

The merger agreement provides that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which will be cancelled) will be converted into the right to receive 2.6125 shares of Duke Energy common stock subject to appropriate adjustment for a reverse stock split of the Duke Energy common stock as contemplated in the merger agreement and with cash generally to be paid in lieu of fractional shares. The exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger. The resulting adjusted exchange ratio will be 0.87083 of a share of Duke Energy common stock for each share of Progress Energy common stock. The pro forma statement of operations illustrates pro forma earnings per common share and weighted average common shares outstanding based both on the unadjusted exchange ratio of 2.6125 and the reverse stock split adjusted exchange ratio of 0.87083.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of Duke Energy and Progress Energy. As such, the impact from merger-related expenses is not included in the accompanying pro forma statement of operations. However, the impact of estimated future merger-related expenses is reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan, which are disclosed in Duke Energy’s Form 10-Q for the three months ended March 31, 2012), synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma financial statements have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

United States generally accepted accounting principles require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Duke Energy and Progress Energy will be accounted for as an acquisition of Progress Energy common stock by Duke Energy and will follow the acquisition method of accounting for business combinations. The purchase price will ultimately be determined on the acquisition date based upon the fair value of the shares of Duke Energy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Duke Energy common stock on the NYSE on May 7, 2012, of $21.47 per share and the exchange of Progress Energy’s outstanding shares of common stock for the right to receive 2.6125 shares of Duke Energy common stock (refer to Note 2 to the pro forma financial statements for additional information related to the preliminary purchase price).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Duke Energy as of and for the year ended December 31, 2011, included in Duke Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Duke Energy as of and for the three months ended March 31, 2012, included in Duke Energy’s Quarterly Report on Form 10-Q;

•	the separate historical consolidated financial statements of Progress Energy as of and for the year ended December 31, 2011, included in Progress Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Progress Energy as of and for the three months ended March 31, 2012, included in Progress Energy’s Quarterly Report on Form 10-Q;

•	the other information contained in or incorporated by reference into this document.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2012

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$2,501	$2,092	$(8)	(b	)	$4,585
Non-regulated electric, natural gas and other	958	—	—			958
Regulated natural gas	171	—	—			171

Total operating revenues	3,630	2,092	(8)			5,714

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	777	895	(8)	(b	)	1,664
Fuel used in electric generation and purchased power - non-regulated	448	—	—			448
Cost of natural gas and coal sold	102	—	—			102
Operation, maintenance and other	746	529	(10)	(c	)	1,265
Depreciation and amortization	479	166	—			645
Property and other taxes	184	138	—			322
Goodwill and other impairment charges	402	—	—			402

Total operating expenses	3,138	1,728	(18)			4,848

Gains on Sales of Other Assets and Other, net	3	—	—			3

Operating Income	495	364	10			869

Other Income and Expenses, net	129	38	—			167
Interest Expense, net	224	185	(12)	(d	)	397

Income From Continuing Operations Before Income Taxes	400	217	22			639
Income Tax Expense from Continuing Operations	103	76	9	(e	)	188

Income From Continuing Operations	297	141	13			451
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	4	2	—			6

Net Income from Continuing Operations Attributable to Controlling Interests	$293	$139	$13			$445

Earnings per Common Share and Common Shares Outstanding, Assuming Unadjusted Exchange Ratio of 2.6125
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$0.22	$0.47				$0.21
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$0.22	$0.47				$0.21
Weighted Average Common Shares Outstanding
Basic	1,337	297	479	(f	)	2,113
Diluted	1,337	297	479	(f	)	2,113
Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$0.66	$0.47				$0.63
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$0.66	$0.47				$0.63
Weighted Average Common Shares Outstanding
Basic	446	297	(38)	(f	)	705
Diluted	446	297	(38)	(f	)	705

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$10,589	$8,907	$(32)	(b	)	$19,464
Non-regulated electric, natural gas and other	3,383	—	—			3,383
Regulated natural gas	557	—	—			557

Total operating revenues	14,529	8,907	(32)			23,404

Operating Expenses:
Fuel used in electric generation and purchased power-regulated	3,309	4,022	(32)	(b	)	7,299
Fuel used in electric generation and purchased power-non-regulated	1,488	—	—			1,488
Cost of natural gas and coal sold	348	—	—			348
Operation, maintenance and other	3,770	2,034	(85)	(c	)	5,719
Depreciation and amortization	1,806	701	—			2,507
Property and other taxes	704	562	—			1,266
Goodwill and other impairment charges	335	—	—			335

Total operating expenses	11,760	7,319	(117)			18,962

Gains on Sales of Other Assets and Other, net	8	—	—			8

Operating Income	2,777	1,588	85			4,450

Other Income and Expenses, net	547	47	—			594
Interest Expense, net	859	725	(47)	(d	)	1,537

Income From Continuing Operations Before Income Taxes	2,465	910	132			3,507
Income Tax Expense from Continuing Operations	752	323	51	(e	)	1,126

Income From Continuing Operations	1,713	587	81			2,381
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	8	7	—			15

Net Income from Continuing Operations Attributable to Controlling Interests	$1,705	$580	$81			$2,366

Earnings per Common Share and Common Shares Outstanding, Assuming Unadjusted Exchange Ratio of 2.6125
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.28	$1.96				$1.12
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.28	$1.96				$1.12
Weighted Average Common Shares Outstanding
Basic	1,332	296	479	(f	)	2,107
Diluted	1,333	296	479	(f	)	2,108
Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96				$3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96				$3.37
Weighted Average Common Shares Outstanding
Basic	444	296	(38)	(f	)	702
Diluted	444	296	(38)	(f	)	702

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of March 31, 2012

(In millions)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
Current Assets
Cash, cash equivalents and short term investments	$1,309	$565	$—		$1,874
Receivables, net	1,737	758	—		2,495
Inventory	1,754	1,447	(9)	(g)	3,192
Other	1,124	1,065	(126)	(h)(m)(p)	2,063

Total current assets	5,924	3,835	(135)		9,624

Investments and Other Assets
Nuclear decommissioning trust funds	2,247	1,762	—		4,009
Goodwill	3,853	3,655	7,024	(i)	14,532
Other	3,136	535	7	(j)	3,678

Total investments and other assets	9,236	5,952	7,031		22,219

Property, Plant and Equipment
Cost	62,138	35,763	—		97,901
Less accumulated depreciation and amortization	19,167	13,157	—		32,324

Net property, plant and equipment	42,971	22,606	—		65,577

Regulatory Assets and Deferred Debits	3,668	3,616	1,178	(h)(m)(o)(p)	8,462

Total Assets	$61,799	$36,009	$8,074		$105,882

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,050	$878	$50	(k)	$1,978
Notes payable and commercial paper	181	1,056	—		1,237
Current maturities of long-term debt	1,067	1,375	25	(n)	2,467
Other	1,985	1,453	(70)	(m)	3,368

Total current liabilities	4,283	4,762	5		9,050

Long-term Debt	19,026	12,214	1,848	(n)	33,088

Deferred Credits and Other Liabilities
Deferred income taxes	7,726	2,456	(235)	(l)(p)	9,947
Investment tax credits	381	101	—		482
Asset retirement obligations	1,965	1,282	—		3,247
Regulatory liabilities	2,951	2,718	21	(j)	5,690
Other	2,589	2,372	(166)	(m) (o)	4,795

Total deferred credits and other liabilities	15,612	8,929	(380)		24,161

Commitments and Contingencies
Preferred stock of subsidiaries	—	93	—		93
Equity
Common stock	1	7,451	(7,450)	(p)	2
Additional paid-in capital	21,121	—	16,639	(p)	37,760
Retained earnings	1,833	2,718	(2,748)	(p)	1,803
Accumulated other comprehensive income (loss)	(174)	(160)	160	(p)	(174)

Total shareholders’ equity	22,781	10,009	6,601		39,391
Noncontrolling interests	97	2	—		99

Total equity	22,878	10,011	6,601		39,490

Total Liabilities and Equity	$61,799	$36,009	$8,074		$105,882

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of operations for the three months ended March 31, 2012, and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The pro forma balance sheet as of March 31, 2012, gives effect to the merger as if it were completed on March 31, 2012.

The pro forma financial statements have been derived from the historical consolidated financial statements of Duke Energy and Progress Energy. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as an acquisition of Progress Energy by Duke Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Duke Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised at the time of the merger as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined at the time that the merger is completed, and the final amounts recorded for the merger may differ materially from the information presented.

Estimated merger-related costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan, which are disclosed in Duke Energy’s Form 10-Q for the three months ended March 31, 2012), synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Progress Energy’s regulated operations comprise electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Progress Energy’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Progress Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

The merger agreement provides that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which will be cancelled) will be converted into the right to receive 2.6125 shares of Duke Energy common stock subject to appropriate adjustment for a reverse stock split of the Duke Energy common stock as contemplated in the merger agreement and with cash generally to be paid in lieu of fractional shares. Each outstanding option to acquire, and each outstanding equity award relating to, one share of Progress Energy common stock will be converted into an option to acquire, or an equity award relating to, 2.6125 shares of Duke Energy common stock, as applicable, subject to appropriate adjustment for the reverse stock split. The exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger. The resulting adjusted exchange ratio is 0.87083 of a share of Duke Energy common stock for each share of Progress Energy common stock.

The purchase price for the merger is estimated as follows (shares in thousands):

		Adjusted to Reflect Reverse Stock Split
Progress Energy shares outstanding as of March 31, 2012	295,955	295,955
Exchange ratio	2.6125	0.87083

Duke Energy shares issued for Progress Energy shares outstanding	773,182	257,726
Closing price of Duke Energy common stock on May 7, 2012	$21.47	$64.41

Purchase price (in millions) for common stock	$16,600	$16,600
Fair value of outstanding earned stock compensation awards (in millions)	$40	$40

Total estimated purchase price (in millions)	$16,640	$16,640

The preliminary purchase price was computed using Progress Energy’s outstanding shares as of March 31, 2012, adjusted for the exchange ratio. The preliminary purchase price reflects the market value of Duke Energy’s common stock to be issued in connection with the merger based on the closing price of Duke Energy’s common stock on May 7, 2012. The preliminary purchase price also reflects the total estimated fair value of Progress Energy stock compensation awards outstanding as of March 31, 2012, excluding the value associated with employee service yet to be rendered.

The preliminary purchase price as adjusted for the reverse stock split assumes that the reverse stock split will result in the price of Duke Energy common stock increasing by a factor of 3. It should be noted that there is no guarantee that the Duke Energy reverse stock split will result in a proportionate increase in the market price of Duke Energy common stock.

The preliminary purchase price will fluctuate with the market price of Duke Energy’s common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 20 percent in Duke Energy’s common share price from the price used above would increase or decrease the purchase price by approximately $3,300 million.

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Duke Energy and Progress Energy historical presentation. Based on the amounts reported in the consolidated statements of operations and balance sheets of Duke Energy and Progress Energy as of and for the three months ended March 31, 2012, and in the consolidated statements of operations of Duke Energy and Progress Energy for the year ended December 31, 2011, certain financial statement line items included in Progress Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Duke Energy’s historical presentation. These reclassifications have no material impact on the historical operating income, net income from continuing operations attributable to controlling interests, total assets, liabilities or shareholders’ equity reported by Duke Energy or Progress Energy. The accompanying pro forma statements of operations exclude the results of discontinued operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, based on Duke Energy’s review of Progress Energy’s summary of significant accounting policies disclosed in Progress Energy’s financial statements and preliminary discussions with Progress Energy management, the nature and amount of any adjustments to the historical financial statements of Progress Energy to conform its accounting policies to those of Duke Energy are not expected to be material. Upon completion of the merger, further review of Progress Energy’s accounting policies and financial statements may result in revisions to Progress Energy’s policies and classifications to conform to Duke Energy.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Progress Energy’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$3,680
Property, Plant and Equipment, Net	22,606
Goodwill	10,679
Other Long-Term Assets, excluding Goodwill	7,098

Total Assets	44,063
Current Liabilities, including Current Maturities of Long-Term Debt	(4,717)
Long-Term Liabilities, Preferred Stock and Noncontrolling interests	(8,644)
Long-Term Debt	(14,062)

Total Liabilities and Preferred Stock	(27,423)

Total Estimated Purchase Price (in millions)	$16,640

Adjustments to Pro Forma Condensed Combined Consolidated Statement of Operations

(b) Operating Revenues – Regulated Electric and Operating Expenses – Fuel Used in Electric Generation and Purchase Power – Regulated. Primarily reflects the elimination of electric transmission transactions between Duke Energy and Progress Energy that occurred during the three months ended March 31, 2012, and the year ended December 31, 2011, as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

(c) Operating Expenses – Operation, Maintenance and Other. Reflects the elimination of approximately $10 million for the three months ended March 31, 2012, and approximately $85 million for the year ended December 31, 2011, in nonrecurring transaction and integration costs directly attributable to the merger. Also refer to Note 3(k).

(d) Interest Expense. The net adjustment amount reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of Progress Energy’s parent company debt ($10 million for the three months ended March 31, 2012 and $40 million for the year ended December 31, 2011) and the elimination of amortization of deferred costs related to this debt ($2 million for the three months ended March 31, 2012, and $7 million for the year ended December 31, 2011). The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period being approximately 27 years. The final fair value determination of the debt will be based on prevailing market interest rates at the completion of the merger and the necessary adjustment will be amortized as a reduction (in the case of a premium to book value) or an increase (in the case of a discount to book value) to interest expense over the remaining life of the individual debt issuances. The portion of the adjustment related to Progress Energy’s regulated company debt is offset by a net increase to regulatory assets, and amortization of these adjustments ($22 million for the three months ended March 31, 2012, and $89 million for the year ended December 31, 2011) offset each other with no effect on earnings.

(e) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39%. This estimated tax rate is different from Duke Energy’s effective tax rate for the three months ended March 31, 2012, and the year ended December 31, 2011, which include other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(f) Shares Outstanding. Reflects the elimination of Progress Energy’s common stock and the issuance of approximately 773 million common shares of Duke Energy using the unadjusted exchange ratio of 2.6125; or 258 million shares using the adjusted exchange ratio of 0.87083. The adjusted exchange ratio of 0.87083 reflects the planned 1-for-3 reverse stock split, as discussed in Note 2. This share issuance does not consider that fractional shares will be paid in cash, as applicable.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pro forma weighted average number of basic shares outstanding is calculated by adding Duke Energy’s weighted average number of basic shares outstanding for the three months ended March 31, 2012, and for the year ended December 31, 2011 (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split), and the number of Duke Energy shares expected to be issued to Progress Energy shareholders as a result of the merger (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split). The pro forma weighted average number of diluted shares outstanding is calculated by adding Duke Energy’s weighted average number of diluted shares outstanding for the three months ended March 31, 2012, and for the year ended December 31, 2011 (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split), and the number of Duke Energy shares expected to be issued as a result of the merger (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split).

Share amounts in millions	Three Months Ended March 31, 2012*		Year Ended December 31, 2011
	Assuming Unadjusted Exchange Ratio	Adjusted to Reflect Reverse Stock Split	Assuming Unadjusted Exchange Ratio	Adjusted to Reflect Reverse Stock Split
Basic:
Duke Energy weighted average shares outstanding	1,337	446	1,332	444
Equivalent Progress Energy common shares after exchange	773	258	771	257
Progress Energy employee equity-based awards outstanding	3	1	4	1

	2,113	705	2,107	702

Diluted:
Duke Energy weighted average shares outstanding	1,337	446	1,333	444
Equivalent Progress Energy common shares after exchange	773	258	771	257
Progress Energy employee equity-based awards outstanding	3	1	4	1

	2,113	705	2,108	702

*	Refer to Note 2 for supporting calculation.

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Inventory. Emission allowances and renewable energy certificates, accounted for as inventory by Progress Energy, have been reclassified as intangible assets within Investments and Other Assets—Other, to conform to Duke Energy’s accounting policy (decrease of $9 million).

(h) Regulatory Assets and Deferred Debits. Includes a pro forma net increase of $1,094 million to regulatory assets and deferred debits, $24 million increase in other current assets and $1,118 million increase in long-term debt, to reflect the fair values of debt instruments of Progress Energy’s regulated subsidiaries, as described in Note 3(n). An estimate of the future amortization of this regulatory asset fair value adjustment that will be recorded over the next five years, which will offset a portion of the debt fair value adjustment amortization (related to regulated operations) described in Note 3(n), is as follows (in millions).

Preliminary Annual Amortization, pre-tax
2012	$87
2013	79
2014	73
2015	68
2016	66

Also, regulatory assets and deferred debits were reduced by $25 million to eliminate deferred costs on parent company debt. Additional adjustments to regulatory assets are discussed in Note 3(j) (increase in regulatory assets of $23 million), Note 3(m) (decrease to regulatory assets of $9 million), Note 3(o) (decrease in regulatory assets of $56 million) and Note 3(p) (increase in regulatory assets of $151 million).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i) Goodwill. Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Progress Energy’s identifiable assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Duke Energy’s common stock on the NYSE on May 7, 2012, and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in millions):

Purchase price	$16,640
Less: Fair value of net assets acquired	(5,961)
Less: Progress Energy existing goodwill	(3,655)

Pro forma goodwill adjustment	$7,024

The goodwill resulting from the merger, based on the preliminary purchase price, is estimated to be $10,679 million.

(j) Other Long-Term Assets. Represents the pro forma adjustment to reflect the fair value of Progress Energy’s emission allowances and renewable energy certificates at current market prices (net decrease of $2 million, with a corresponding increase in regulatory assets of $23 million and increase in regulatory liabilities of $21 million). Also includes the reclassification of emission allowances and renewable energy certificates from inventory (increase of $9 million, as described in Note 3(g)).

(k) Accounts Payable. Represents the accrual for estimated non-recurring merger transaction costs of approximately $50 million for the combined companies to be incurred after March 31, 2012.

(l) Deferred Income Taxes. Primarily represents the estimated net deferred tax asset, based on the estimated post-merger composite domestic statutory tax rate of 39% multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from Duke Energy’s effective tax rate for the three months ended March 31, 2012, and the year ended December 31, 2011, which include other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(m) Derivative Assets and Liabilities. Represents a pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts, when such amounts exist with the same counterparty under a master netting agreement. These adjustments resulted in decreases in various asset and liability accounts ($170 million in other current assets, $9 million in regulatory assets, $70 million in other current liabilities, and $109 million in other deferred credits and other liabilities).

(n) Long-Term Debt. In connection with the merger, Duke Energy will consolidate all of Progress Energy’s outstanding debt. The pro forma adjustment represents the fair value adjustments to increase Progress Energy’s parent company debt (current maturities of long-term debt and long-term debt of $1 million and $754 million, respectively) and regulated companies’ debt (current maturities of long-term debt and long-term debt of $24 million and $1,094 million, respectively) based on prevailing market prices for the individual debt securities as of March 31, 2012. The final fair value determination of the debt will be based on prevailing market prices at the completion of the merger. The resulting adjustment to the parent debt will be amortized as a reduction (if there continues to be a premium to book value) to interest expense over the remaining life of the debt, as described in Note 3(d). The portion of the adjustment related to Progress Energy’s regulated company debt is offset by an increase to total regulatory assets of $1,118 million, and amortization of these adjustments will offset each other with no effect on earnings, as described in Note 3(h). An estimate of future amortization of the total fair value adjustments over the next five years is as follows (in millions):

Preliminary Annual Amortization, pre-tax
2012	$129
2013	122
2014	114
2015	106
2016	97

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(o) Other Liabilities. Includes a reduction in liabilities as a result of changes to the funded status of Progress Energy’s pension and postretirement benefit plans of $57 million, of which $56 million relates to regulated operations. This adjustment reflects the estimated valuations of liabilities using discount rates and asset fair values as of March 31, 2012. Also, as described in Note 3(m), includes a reduction of $109 million related to the pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts.

(p) Shareholders’ Equity. The pro forma balance sheet reflects the elimination of Progress Energy’s historical equity balances, including the components of accumulated other comprehensive income/loss (“AOCI”) not related to the regulated operations ($68 million, net of tax), the reclassification of certain AOCI amounts related to regulated operations to regulatory assets ($92 million, net of tax, or $151 million, pre-tax), and recognition of approximately 773 million new Duke Energy common shares issued ($1 million of common stock at $0.001 par value and $16,599 million of additional paid-in capital). Amounts in additional paid-in capital also include $40 million to reflect the portion of the purchase price related to the total estimated fair value of stock compensation awards outstanding as of March 31, 2012, excluding the value associated with employee service yet to be rendered. As discussed in Note 2 and Note 3(f), the exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and is conditioned on, the completion of the merger. The reverse stock split will not change the amount of total shareholder’s equity resulting from the merger.

Additionally, retained earnings were reduced by $50 million (net of tax of $30 million, with the tax benefit reflected as an increase in other current assets and the pre-tax amount reflected in accounts payable) for estimated merger transaction costs of the combined companies directly related to the merger that would be expensed subsequent to March 31, 2012. Estimated merger transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.